CERTIFICATE OF SECRETARY




      I, Brian E. Lorenz, certify that I am Secretary of Franklin California Tax-Free Income Fund, Inc. (the "Fund").

      As Secretary of the Fund, I further certify that the following resolution was adopted by a majority of the Directors of the Fund present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California, on March 19, 1998.

      RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon
      E. Burns, Deborah R. Gatzek, Karen L. Skidmore, Larry L. Greene and Brian E. Lorenz as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by each Director and designated officer.

      I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.



 Dated:  March 19, 1998                                /s/Brian E. Lorenz
                                                       -------------------
                                                       Brian E. Lorenz
                                                       Secretary